Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to TreeSource Industries, Inc. (formerly WTD Industries, Inc.) 1996 Stock Option Plan with respect to the financial statements of TreeSource Industries, Inc. which appear in the TreeSource Industries, Inc. Annual Report on Form 10-K for the year ended April 30, 2001, filed with the Securities and Exchange Commission.




/s/ Moss Adams LLP
----------------------
MOSS ADAMS LLP

Beaverton, Oregon
June 15, 2001























                                      -72-